Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

TEMPUR-PEDIC INTERNATIONAL INC.

Tempur-Pedic International Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:

FIRST: The name of the Corporation is Tempur-Pedic International Inc. The Corporation was formed on September 17, 2002 under the name TWI Holdings, Inc. An Amendment to the Certificate of Incorporation (as amended, the “Certificate of Incorporation”) was filed with the Secretary of State of Delaware on October 31, 2002.

SECOND: This Amended and Restated Certificate of Incorporation: (i) was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law; and (ii) was approved by written consent of a majority of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the General Corporation Law.

THIRD: The text of the Certificate of Incorporation of the Corporation is hereby further restated and amended to read in its entirety as follows:

ARTICLE I

Name

The name of the corporation (the “Corporation”) is Tempur-Pedic International Inc.

ARTICLE II

Registered Agent

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent is Corporation Service Company.

ARTICLE III

Purpose

The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Capital Stock

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 310,000,000 shares, consisting solely of:

•	300,000,000 shares of common stock, par value $0.01 per share (“Common Stock”); and

•	10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

The following is a statement of the powers, designations, preferences, privileges, and relative rights in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK.

1.	Voting Rights

Except as otherwise expressly provided by law, and subject to any voting rights that may be granted to the holders of any class or series of Preferred Stock designated by the Board of Directors, all the voting power of the corporation shall be vested, as to all matters requiring stockholder approval, in the Common Stock. Each holder of record of a share or shares of Common Stock shall have the right to one vote per share held at all meetings of stockholders. There shall be no cumulative voting.

2.	Other Rights

Each share of Common Stock issued and outstanding shall be identical in all respects one with the other. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding shares of Preferred Stock. Except for and subject to those rights expressly granted to the holders of the Preferred Stock (including, without limitation, any dividend and liquidation rights), or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all rights of stockholders.

3.	Conversion of Outstanding Stock

Upon the effectiveness of this Amended and Restated Certificate of Incorporation, all outstanding shares, if any, of (1) Series A Convertible Preferred Stock of the Corporation, $0.01 par value per share, (2) Class A Common Stock of the Corporation, $0.01 par value per share, (3) Class B-1 Voting Common Stock of the Corporation, $0.01 par value per share, and (4) Class B-2 Non-Voting Common Stock of the Corporation, $0.01 par value per share, shall automatically convert (on a one-for-one basis) to shares of Common Stock.

B. PREFERRED STOCK.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to establish and designate the different series and to fix and determine the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, which powers, preferences, rights, qualifications, limitations and restrictions need not be uniform among series. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.

Any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in them by this Article IV shall be set forth in a certificate of designations along with the number of shares of stock of such series as to which the resolution or resolutions shall apply and such certificate shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with Section 103 of the General Corporation Law of the State of Delaware. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by a certificate likewise executed, acknowledged, filed and recorded, setting forth a statement that a specified increase or decrease therein has been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors. In case the number of such shares shall be decreased, the number of shares so specified in the certificate shall resume the status which they had prior to the adoption of the first resolution or resolutions. When no shares of any such class or series are outstanding, either because none were issued or because none remain outstanding, a certificate setting forth a resolution or resolutions adopted by the Board of Directors that none of the authorized shares of such class or series are outstanding, and that none will be issued subject to the certificate of designations previously filed with respect to such class or series, may be executed, acknowledged, filed and recorded in the same manner as previously described and it shall have the effect of eliminating from the Amended and Restated Certificate of Incorporation all matters set forth in the certificate of designations with respect to such class or series of stock. If no shares of any such class or series established by a resolution or resolutions adopted by the Board of Directors have been issued, the voting powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, may be amended by a resolution or resolutions adopted by the Board of Directors. In the event of any such amendment, a certificate which (l) states that no shares of such class or series have been issued, (2) sets forth the copy of the amending resolution or resolutions and (3) if the designation of such class or series is being changed, indicates the original designation and the new designation, shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with Section l03 of the General Corporation Law of the State of Delaware.

ARTICLE V

Board of Directors

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

(a) The number of directors constituting the full Board of Directors shall be as determined by the Board of Directors from time to time. Members of the Board of Directors shall hold office until the annual meeting of the Corporation’s stockholders at which their respective successors are elected and qualified or until their earlier death, incapacity resignation or removal. Members of the Board of Directors may be removed, with or without cause, only by the vote of the holders of a majority of the shares of the Corporation’s stock entitled to vote for the election of directors. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

(b) The Board of Directors shall have the power and authority: (i) to adopt, amend or repeal By-Laws of the Corporation, subject only to such limitations, if any, as may be from time to time imposed by other provisions of this Certificate, by law, or by the By-Laws; and (ii) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith.

ARTICLE VI

Limitation of Liability

No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article VI shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VI shall eliminate or limit the liability or alleged liability of a director for or with respect to any act or omission of such director occurring prior to the effective date of such amendment or repeal.

ARTICLE VII

Indemnification

The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, and as further provided in the By-Laws, but subject to the limitations and procedures set forth in the By-Laws, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

ARTICLE VIII

Compromises and Arrangements

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority of the number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

ARTICLE IX

Stockholder Action

Any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders, and not by written consent in lieu of such a meeting, and special meetings of stockholders may be called only by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors.

ARTICLE X

Business Combinations with Interested Stockholders

The Corporation hereby expressly elects not to be governed by Section 203 of the General Corporation Law.

ARTICLE XI

Board Discretion in Considering Offers

The Board of Directors, when considering a tender offer or merger or acquisition proposal, may take into account factors in addition to potential economic benefits to stockholders, including without limitation (i) comparison of the proposed consideration to be received by stockholders in relation to the then current market price of the Corporation’s capital stock, the estimated current value of the Corporation in a freely negotiated transaction, and the estimated future value of the Corporation as an independent entity and (ii) the impact of such a transaction on the employees, suppliers, and customers of the Corporation and its effect on the communities in which the Corporation operates.

ARTICLE XII

Amendments

The affirmative vote of the holders of at least 67% of the outstanding voting stock of the Corporation (in addition to any separate class vote that may in the future be required pursuant to the terms of any outstanding Preferred Stock) shall be required to amend or repeal the provisions of Articles IV (to the extent it relates to the authority of the Board of Directors to issue shares of Preferred Stock in one or more series, the terms of which may be determined by the Board of Directors), V, IX, X, or XII of this Amended and Restated Certificate of Incorporation or to reduce the numbers of authorized shares of Common Stock or Preferred Stock.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed by its Chief Executive Officer and President this              day of December, 2003.

TEMPUR-PEDIC INTERNATIONAL INC.

By:

Robert B. Trussell, Jr. Chief Executive Officer & President

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